EXHIBIT 1




              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                      OF

                  LABORATORY CORPORATION OF AMERICA HOLDINGS


           8 1/2% SERIES A CONVERTIBLE EXCHANGEABLE  PREFERRED STOCK
                          (Par Value $0.10 Per Share)












                       Pursuant to Section 151(g) of the
                        General Corporation Law of the
                               State of Delaware







[       ], 1997

                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----
            Section 1.  Designation..................................  1
            Section 2.  Ranking......................................  1
            Section 3.  Dividends....................................  2
            Section 4.  Mandatory Redemption.........................  5
            Section 5.  Optional Redemption..........................  5
            Section 6.  Exchangeability..............................  6
            Section 7.  Procedure for Redemption or Exchange.........  6
            Section 8.  Convertibility...............................  8
            Section 9.  Liquidation Rights........................... 19
            Section 10. Voting Rights................................ 19
            Section 11. Registration, Transfer and Exchanges......... 22
            Section 12. Definitions.................................. 23



              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                      OF
           8 1/2% SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                      OF
                  LABORATORY CORPORATION OF AMERICA HOLDINGS


               The undersigned, Wesley R. Elingburg and Bradford T. Smith, being respectively an Executive Vice President and the Secretary of Laboratory Corporation of America Holdings, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certify that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), which authorizes the issuance, by the Corporation, of up to 10,000,000 shares of preferred stock, par value $0.10 per share (the "Preferred Stock"), the Board of Directors in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware on May 19, 1997 duly adopted the following resolutions:

               RESOLVED, that pursuant to Article Fourth of the Certificate of Incorporation of the Corporation and in accordance with the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby creates and provides for the issuance of a series of Preferred Stock, par value $0.10 per share and with a liquidation preference of $50.00 per share, of the Corporation and hereby fixes the number, voting powers, designation, preferences, and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and other matters relating to, said series as follows:

               Section 1.  Designation.  [   ] shares of the Preferred Stock
of the Corporation are hereby constituted as a series of Preferred Stock, par value $0.10 per share, with a liquidation preference of $50.00 per share, designated as "8 1/2% Series A Convertible Exchangeable Preferred Stock" (the "Series A Exchangeable Preferred Stock").

               Section 2. Ranking. The Series A Exchangeable Preferred Stock will have priority as to dividends over the common stock, par value $0.01 per share, of the Corporation ("Common Stock") and any other series or class of the Corporation's stock issued after the date hereof that by its terms ranks junior as to dividends to the Series A Exchangeable Preferred Stock, when and if issued ("Junior Dividend Stock") and priority as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, over the Common Stock and any series or class of the Corporation's stock issued after the date hereof that by its terms ranks junior as to liquidation, dissolution and winding up to the Series A Exchangeable Preferred Stock, when and if issued ("Junior Liquidation Stock") (the Common Stock and any other capital stock of the Corporation that is both Junior Dividend Stock and Junior Liquidation Stock, "Junior Stock"). The Series A Exchangeable Preferred Stock will be junior as to dividends to any series or class of the Corporation's stock issued after the date hereof that by its terms ranks senior as to dividends to the Series A Exchangeable Preferred Stock, when and if issued ("Senior Dividend Stock") and junior as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to any series or class of the Corporation's stock issued after the date hereof that by its terms ranks senior as to liquidation, dissolution and winding up to the Series A Exchangeable Preferred Stock, when and if issued ("Senior Liquidation Stock" and collectively with the Senior Dividend Stock, "Senior Stock"). The Series A Exchangeable Preferred Stock will have parity as to dividends with the 8 1/2% Series B Convertible Pay-in-Kind Preferred Stock, par value $0.10 per share (the "Series B PIK Preferred Stock") and any series or class of the Corporation's stock issued after the date hereof that by its terms ranks on a parity as to dividends with the Series A Exchangeable Preferred Stock, when and if issued ("Parity Dividend Stock") and parity as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, with the Series B PIK Preferred Stock and any series or class of the Corporation's stock issued after the date hereof that by its terms ranks on a parity as to liquidation, dissolution and winding up with the Series A Exchangeable Preferred Stock, when and if issued ("Parity Liquidation Stock") (the Series B PIK Preferred Stock, the Parity Dividend Stock and the Parity Liquidation Stock, collectively, "Parity Stock"). The Series A Exchangeable Preferred Stock shall be subject to the creation of Junior Stock. The Series A Exchangeable Preferred Stock shall be subject to the creation of Parity Stock and Senior Stock only if the provisions of Section 10(d)(ii) have been complied with. The respective definitions of Senior Dividend Stock, Senior Liquidation Stock, Junior Dividend Stock, Junior Liquidation Stock, Parity Dividend Stock and Parity Liquidation Stock shall also include any warrants, rights, calls or options, exercisable for or convertible into any of the Senior Dividend Stock, Senior Liquidation Stock, Junior Dividend Stock, Junior Liquidation Stock, Parity Dividend Stock and Parity Liquidation Stock, as the case may be.

               Section 3. Dividends. (a) Each holder of a share of Series A Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, dividends at an annual rate of 8 1/2% of the Liquidation Preference (as defined herein) of the Series A Exchangeable Preferred Stock, or $4.25 per share of Series A Exchangeable Preferred Stock payable in cash. Such dividend shall be cumulative and shall accrue (whether or not earned or declared, whether or not there are funds legally available for the payment thereof and whether or not restricted by the terms of any of the Corporation's indebtedness outstanding at any time) from the date such shares are issued by the Corporation and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date") commencing, September 30, 1997. No interest will be payable in respect of any dividend payment on the Series A Exchangeable Preferred Stock which may be in arrears.

           (b) The dividend payment period for any dividend payable on a Dividend Payment Date shall be the period beginning on the immediately preceding Dividend Payment Date (or on the issue date in the case of the first dividend payment period) and ending on the day preceding such later Dividend Payment Date. If any date on which a payment of a dividend or any other amount is due in respect of Series A Exchangeable Preferred Stock is not a Business Day, such payment shall be made on the next day that is a Business Day.
           (c) The amount of dividends payable per share of Series A Exchangeable Preferred Stock for each dividend payment period will be computed by dividing the annual dividend amount by four; provided, however, that the amount of dividends payable for the first dividend payment period and for any dividend payment period shorter than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months.

           (d) Dividends payable on any Dividend Payment Date shall be payable to the holders of record of the Series A Exchangeable Preferred Stock as they appear on the stock transfer books of the Corporation at the close of business on such record dates as are fixed by the Board of Directors (provided that no record date shall be later than (a) the sixth Business Day prior to the date fixed for any redemption of the Series A Exchangeable Preferred Stock or,
(b) in the case of the dividend payment date occurring on June 30, 2000, the tenth Business Day prior to such date). Dividends paid on the shares of Series A Exchangeable Preferred Stock in an amount less than accumulated and unpaid cash dividends payable therein shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

           (e) If at any time the Corporation shall have failed to pay all dividends which have accrued on any outstanding shares of Senior Dividend
Stock at the times such dividends are payable, unless otherwise provided in the terms of the Senior Dividend Stock, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on shares of the Series A Exchangeable Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such Senior Dividend Stock shall have been or be declared, paid or set apart for payment.

           (f) No dividends (other than dividends payable solely in Junior Stock) shall be paid or declared and set apart for payment on any Junior Dividend Stock, and no payment shall be made on account of the purchase, redemption, retirement, or other acquisition of Junior Dividend Stock or Junior Liquidation Stock (other than such acquisitions pursuant to employee or director incentive or benefit plans or arrangements, or in exchange solely for Junior Stock), unless all accrued and unpaid dividends on the Series A Exchangeable Preferred Stock for all dividend payment periods ending on or before the date of payment of such dividends on Junior Dividend Stock, or such payment for such Junior Dividend Stock or Junior Liquidation Stock, shall have been paid or declared and set apart for payment.

           (g) Except as set forth in the second following sentence, no dividends shall be paid or declared and set apart for payment on the Series A Exchangeable Preferred Stock unless all accrued and unpaid dividends for all dividend payment periods through such Dividend Payment Date on any Parity Dividend Stock, including the Series B PIK Preferred Stock, have been paid or declared and set apart for payment or are contemporaneously paid or declared and set apart for payment. Except as set forth in the following sentence, no dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock, including the Series B PIK Preferred Stock, unless all accrued and unpaid dividends for all dividend payment periods through such Dividend Payment Date on the Series A Exchangeable Preferred Stock have been paid or declared and set apart for payment or are contemporaneously paid or declared and set apart for payment. Whenever all accrued and unpaid dividends have not been paid upon the Series A Exchangeable Preferred Stock or any other Parity Dividend Stock, including the Series B PIK Preferred Stock, for all dividend payment periods through such Dividend Payment Date, all dividends paid or declared and set apart for payment on the Series A Exchangeable Preferred Stock or any other Parity Dividend Stock, including the Series B PIK Preferred Stock, shall be paid or declared pro rata so that the amount of dividends declared and paid per share on the Series A Exchangeable Preferred Stock and such Parity Dividend Stock will bear to each other the same ratio that the accrued and unpaid dividends to the date of payment, on the Series A Exchangeable Preferred Stock and such Parity Dividend Stock, including the Series B PIK Preferred Stock, bear to each other.

           (h) No payment shall be made on account of the purchase, redemption, retirement or other acquisition of Parity Stock, including the Series B PIK Preferred Stock (other than such acquisitions pursuant to employee or director or incentive or benefit plans or arrangements, or in exchange solely for Junior Stock) unless all accrued and unpaid dividends on the Series A Exchangeable Preferred Stock for all dividend payment periods ending on or before such payment for such Parity Stock, including the Series B PIK Preferred Stock, shall have been paid or declared and set apart for payment.

               Section 4. Mandatory Redemption. All outstanding shares of the Series A Exchangeable Preferred Stock shall be mandatorily redeemed by the Corporation out of funds legally available therefor on June 30, 2012, at a redemption price of $50.00 per share plus an amount equal to all accrued and unpaid dividends, whether or not declared.

               Section 5. Optional Redemption. (a) The shares of Series A Exchangeable Preferred Stock may be redeemed by the Corporation, at its option, in whole or in part out of funds legally available therefor at any time on or after July 7, 2000 and if redeemed during the 12-month period beginning July 7 of the years indicated below, the cash redemption price per share shall be as set forth below plus, in each case, accrued and unpaid dividends thereon to the date of redemption (the "Optional Redemption Price"):

Year                                             Optional Redemption Price
----                                             -------------------------

2000............................                            $52.83
2001............................                             52.36
2002............................                             51.89
2003............................                             51.42
2004............................                             50.95
2005............................                             50.47
2006 and thereafter.............                             50.00


           (b) If fewer than all the outstanding shares of Series A Exchangeable Preferred Stock are to be redeemed pursuant to this Section 5, the Corporation will select those shares to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine to be fair and reasonable; provided, however, that if at any time dividends on the Series A Exchangeable Preferred Stock are in arrears, the Corporation may not redeem less than all of the then outstanding shares of Series A Exchangeable Preferred Stock.

           (c) No fractional shares of Series A Exchangeable Preferred Stock will be issued upon a redemption of less than all of the Series A Exchangeable Preferred Stock pursuant to this Section 5, but in lieu thereof, an appropriate amount will be paid in cash based on the Closing Price for the Series A Exchangeable Preferred Stock on the date of such redemption.

               Section 6. Exchangeability. The Series A Exchangeable Preferred Stock shall be exchangeable, in whole but not in part, at the option of the Corporation, for the Corporation's 8 1/2% Convertible Subordinated Notes due 2012 (the "Notes") on any March 31, June 30, September 30 or December 31, on or after June 30, 2000 (a "Notes Exchange Date") provided (i) the conditions to such exchange contained in the Indenture relating to the Notes have been satisfied or waived and (ii) such exchange is permitted pursuant to applicable law. Each share of Series A Exchangeable Preferred Stock will be exchangeable for Notes at the rate of $50 principal amount of Notes for each share of Series A Exchangeable Preferred Stock. No shares of Series A Exchangeable Preferred Stock may be exchanged for Notes unless the Corporation has paid or set aside for the benefit of the holders of the Series A Exchangeable Preferred Stock all accrued and unpaid dividends on the Series A Exchangeable Preferred Stock to the Notes Exchange Date.

               Section 7. Procedure for Redemption or Exchange. (a) In the event of redemption of the Series A Exchangeable Preferred Stock pursuant to
Section 4, or an offer by the Corporation to redeem any shares of Series A Exchangeable Preferred Stock pursuant to Section 5 or exchange shares of Series A Exchangeable Preferred Stock for Notes pursuant to Section 6, notice of such redemption, offer to redeem or exchange shall be given by hand or by nationally recognized "overnight courier" for delivery at the earliest time offered by such overnight courier (which may not necessarily be the next day) to each holder of record of the shares to be redeemed or exchanged at such holder's address as the same appears on the stock transfer books of the Corporation at least 30 but not more than 60 days before the date fixed for redemption or the Notes Exchange Date, as the case may be, provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the redemption or exchange of any share of Series A Exchangeable Preferred Stock to be redeemed or exchanged except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date or Notes Exchange Date; (ii) the number of shares of Series A Exchangeable Preferred Stock to be redeemed or exchanged and, if less than all the shares held by such holder are to be redeemed or exchanged, the number of shares to be redeemed or exchanged from such holder; (iii) the Optional Redemption Price, if applicable, or rate of exchange; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price or exchange for the Notes; (v) the specific provision hereof pursuant to which such redemption or exchange is to be made; and (vi) that dividends on the shares to be redeemed or exchanged will cease to accrue on such redemption date or Notes Exchange Date. Each such notice shall be effective upon delivery if given by hand or upon deposit with a nationally recognized overnight courier if given by such a courier. Upon giving any notice of a redemption pursuant to Section 5(a) or notice of exchange pursuant to Section 6, the Corporation shall become obligated to redeem or exchange the shares of Series A Exchangeable Preferred Stock specified in such notice on the redemption date or Notes Exchange Date, as the case may be, specified in such notice.

           (b) Notice having been given as aforesaid, from and after the redemption date or the Notes Exchange Date (unless, in the case of redemptions, default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption or, in the case of an exchange, the Corporation defaults in issuing Notes or fails to pay or set aside for payment accrued and unpaid dividends on the Series A Exchangeable Preferred Stock to the Notes Exchange Date), dividends on the shares of Series A Exchangeable Preferred Stock called for redemption or exchange shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Series A Exchangeable Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series A Exchangeable Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest or the Notes and accrued and unpaid dividends on the Series A Exchangeable Preferred Stock to the Notes Exchange Date) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed or exchanged (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such share shall be redeemed or exchanged by the Corporation at the redemption price or rate of exchange aforesaid; provided, however, in the case of a redemption pursuant to
Section 5(a) if fewer than all the shares represented by any such certificate are to be redeemed, upon surrender of such certificate a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

           (c) The Corporation will pay any and all issuance and delivery taxes that may be payable in respect of the issuance or delivery of Notes in exchange for shares of Series A Exchangeable Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Notes in a name other than that in which the shares of Series A Exchangeable Preferred Stock so exchanged were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

           (d) If a notice of redemption shall have been given, and if, prior to the redemption date, the Corporation shall have irrevocably deposited the aggregate redemption price of the shares of Series A Exchangeable Preferred Stock to be redeemed in trust for the pro rata benefit of the holders of the shares of Series A Exchangeable Preferred Stock to be redeemed, so as to be and to continue to be available therefor, with a bank or trust company that (i) is organized under the laws of the United States of America or any state thereof, (ii) has capital and surplus of not less than $250,000,000 and (iii) has, or, if it has no publicly traded debt securities rated by a nationally recognized rating agency, is the subsidiary of a bank holding company that has, publicly traded debt securities rated at least "A" or the equivalent thereof by Standard & Poor's Corporation or "A-2" or the equivalent by Moody's Investor Service Inc., then upon making such deposit, all rights of holders of the shares so called for redemption shall cease, except (i) conversion rights pursuant to Section 8 hereof, (ii) as otherwise set forth herein and (iii) the right of holders of such shares to receive the redemption price against delivery of such shares, but without interest, and such shares shall cease to be outstanding. Any funds so deposited that are unclaimed by holders of shares at the end of three years from such redemption date shall be repaid to the Corporation upon its request, after which repayment the holders of shares of Series A Exchangeable Preferred Stock so called for redemption shall thereafter be entitled to look only to the Corporation for payment of the redemption price.

               Section 8. Convertibility. (a) Holders of shares of Series A Exchangeable Preferred Stock will have the right at any time on or after September 30, 1997, at the holder's option, to convert any or all shares into fully paid and nonassessable shares of Common Stock at the conversion rate (subject to adjustment as described below) of 18.1818 shares of Common Stock for each share of Series A Exchangeable Preferred Stock. If the Series A Exchangeable Preferred Stock is called for redemption, the conversion right will terminate at 5:00 p.m. New York City time on the Business Day prior to the date fixed for such redemption and if not exercised prior to such time, such conversion right will be lost, unless the Corporation defaults in making the payment due upon redemption. Following conversion, the holder will no longer have any right to payment of dividends on the shares of Series A Exchangeable Preferred Stock surrendered for conversion.

           (b) Any holder of shares of Series A Exchangeable Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A Exchangeable Preferred Stock at the office of the transfer agent for the Series A Exchangeable Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Exchangeable Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.
               No payments or adjustments in respect of dividends on shares of Series A Exchangeable Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Exchangeable Preferred Stock; provided, however, that:

                         (i) if a dividend record date fixed for the Series A Exchangeable Preferred Stock as established herein results in a holder who undertakes conversion being eligible to receive on any Dividend Payment Date both a dividend on the Series A Exchangeable Preferred Stock and a dividend on the Common Stock issued upon conversion thereof, then such holder shall be entitled to receive only the higher of such dividend amounts; and

                        (ii) if the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 8(c)(iv) or 8(c)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 8(c)(iv)), the holder of each share of Series A Exchangeable Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or distribution and prior to the effectiveness of the conversion price adjustment in respect of such dividend or distribution, shall also be entitled to receive for each share of Common Stock into which such share of Series A Exchangeable Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors).

               The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Exchangeable Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at the office of such transfer agent to the person for whose account such shares of Series A Exchangeable Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Exchangeable Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Exchangeable Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

           (c) The conversion price at which a share of Series A Exchangeable Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

                           (i) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of capital stock of the Corporation which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by: A/(A + B), where:

                  A = the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

                  B = the total number of shares of Common Stock constituting such dividend or other distribution,

          such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                          (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by: (A + B)/(A + C), where:

                  A = the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

                  B = the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price Per Share, and

                  C = the number of additional shares of Common Stock so offered for subscription or purchase,

                  such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

          In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised after the shares of Common Stock issued in respect thereof shall have been distributed or issued by the Corporation the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants; provided that no such readjustment upon expiration of such rights or warrants shall affect the number of shares of Common Stock issued upon conversion of shares of Series A Exchangeable Preferred Stock prior to such readjustment.

                         (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                          (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 8(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 8(c)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by: (A - B)/A, where:

                  A = the Current Market Price Per Share of the Common Stock immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution (the "Reference Date"), and

                  B = the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidence of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date, provided, however, that for purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (making any further conversion price reduction required by this subparagraph
          (iv)) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or
          (ii) of this Section 8(c), except (1) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraph (i) and (ii) of this Section 8(c) and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination within the meaning of subparagraph (i) of this Section 8(c)). If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price Per Share of Common Stock.

                           (v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding (A) cash that is part of the distribution referred to in (iv) above and, (B) in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraph (i), (ii),
          (iii) and (iv) of this Section 8(c)), or all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15% of the Current Market Price Per Share of the Common Stock on the Trading Day next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by: (A - B)/A, where:

                  A = the Current Market Price Per Share of the Common Stock immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution, and

                  B = the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock,

          such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                          (vi) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                         (vii) Whenever the conversion price is adjusted as herein provided: (A) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Financial Officer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series A Exchangeable Preferred Stock; and (B) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of shares of Series A Exchangeable Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

                        (viii) The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series A Exchangeable Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

           (d) No fractional shares of Common Stock shall be issued upon conversion of Series A Exchangeable Preferred Stock. If more than one certificate evidencing shares of Series A Exchangeable Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Exchangeable Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Series A Exchangeable Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, if available, shall be the Closing Price (as defined herein) for the shares of Common Stock) on the day of conversion.

           (e) In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Series A Exchangeable Preferred Stock then outstanding shall have the right thereafter to convert such share only into (i) in the case of any such transaction other than a Common Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such share of Series A Exchangeable Preferred Stock might have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of Section 8(h), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of
Section 8(h). The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The above provisions shall similarly apply to successive transactions of the foregoing type.

           (f) After September 30, 1997, the Corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Exchangeable Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect that conversion of all shares of Series A Exchangeable Preferred Stock from time to time outstanding in accordance with their terms.

               If any shares of Common Stock required to be reserved for purposes of conversion of the Series A Exchangeable Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange or traded through the Nasdaq National Market, the Corporation will, if permitted by the rules of such exchange or market, list and keep listed on such exchange or make and keep eligible for trading on such market (as the case may be), upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A Exchangeable Preferred Stock; provided, however, that such shares of Common Stock may be delisted from such exchange or may cease to be eligible for trading through such market (as the case may be) if, prior to or concurrent with such delisting or cessation of eligibility for trading, the Corporation causes such shares of Common Stock to be listed on or eligible for trading through any other national securities exchange or on the Nasdaq National Market.

           (g)  In case:

                            (i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or
           (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding shares of Common Stock; or

                           (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

                          (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

           then the Corporation shall cause to be filed with the transfer agent for the Series A Exchangeable Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Exchangeable Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least ten days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

           (h) Notwithstanding any other provision in this Section 8 to the contrary, if any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each share of Series A Exchangeable Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

               For purposes of calculating any adjustment to be made pursuant to this Section 8(h) in the event of a Fundamental Change, immediately after such Fundamental Change:

                             (i)  In the case of a Non-Stock Fundamental
            Change, the conversion price of the Series A Exchangeable Preferred Stock shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 8, and (B) the result of A x $50/B, where:

                   A = the greater of the Applicable Price or the then applicable Reference Market Price, and

                   B = (x) the then-current Optional Redemption Price per share of Series A Exchangeable Preferred Stock or (y) for any Non-Stock Fundamental Change that occurs before the Series A Exchangeable Preferred Stock becomes redeemable by the Corporation pursuant to Section 5, the applicable price per share set forth for the date of such Non-Stock Fundamental Change in the following table:


On and after date of original issuance and on or before
  July 6, 1998 ................................................    $54.25

On and after July 7, 1998 and on or before July 6, 1999........    $53.78

On and after July 7, 1999 and on or before July 6, 2000 .......    $53.31


            plus, in any case referred to in this clause (y), an amount equal to all per share dividends on the Series A Exchangeable Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change; and

                            (ii) In the case of a Common Stock Fundamental Change, the conversion price of the Series A Exchangeable Preferred Stock in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 8, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Series A Exchangeable Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by dividing such conversion price by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

           (i) Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A Exchangeable Preferred Stock was first designated shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 8. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Series A Exchangeable Preferred Stock.

               Section 9. Liquidation Rights. (a) In the case of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of outstanding shares of Series A Exchangeable Preferred Stock shall be entitled to receive a liquidation preference from the net assets of the Corporation available for distribution to stockholders in an amount in cash which for each such share shall equal $50 per share (the "Liquidation Preference"), plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other Junior Liquidation Stock, but the holders of the shares of the Series A Exchangeable Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any Senior Liquidation Stock has been paid in full.

           (b) The holders of Series A Exchangeable Preferred Stock and Parity Liquidation Stock, including the Series B PIK Preferred Stock, shall share ratably in any liquidation, distribution or winding up of the Corporation (after payment of the liquidation preference of the Senior Liquidation Stock) in which the net assets or the proceeds thereof are not sufficient to pay in full the aggregate of the amounts payable thereon, in the same ratio that the respective amounts which would be payable on such distribution if the amounts to which the holders of all the outstanding shares of Series A Exchangeable Preferred Stock and Parity Liquidation Stock, including the Series B PIK Preferred Stock, are entitled were paid in full, bear to each other. After payment in full of the liquidation preference of the shares of the Series A Exchangeable Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.

           (c) Neither a consolidation nor merger of the Corporation with another corporation nor a sale or transfer of all or substantially all of the Corporation's property or assets will be considered a liquidation, dissolution or winding up of the Corporation.

               Section 10. Voting Rights. (a) The holders of shares of Series A Exchangeable Preferred Stock shall not be entitled to vote on any matter on which the holders of any voting securities of the Corporation shall be entitled to vote except as otherwise provided by this Section 10 or as required by law from time to time. In exercising any such vote, each outstanding share of Series A Exchangeable Preferred Stock will be entitled to one vote, excluding shares held by any entity controlled by the Corporation, which shares shall have no voting rights.

           (b) In the event that the Corporation shall have failed to pay dividends on Series A Exchangeable Preferred Stock or on any outstanding shares of Parity Dividend Stock, including the Series B PIK Preferred Stock, in an aggregate amount equal to at least six quarterly dividends on such shares (whether or not consecutive) (such failure, a "Dividend Non-Payment"), the number of directors constituting the Board of Directors of the Corporation, without further action, shall be increased by two and the holders of the outstanding shares of Series A Exchangeable Preferred Stock shall have the right, voting separately as a class with the holders of Parity Dividend Stock on which like voting rights have been conferred and are exercisable, including the Series B PIK Preferred Stock, to elect such two additional members of the Board of Directors, at any annual meeting of stockholders of the Corporation or by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, in each case, who shall continue to serve so long as such dividends on the Series A Exchangeable Preferred Stock and Parity
Dividend Stock, including the Series B PIK Preferred Stock, have not been paid. If and when all such accrued and unpaid dividends on the Series A Exchangeable Preferred Stock and Parity Dividend Stock, including the Series
B PIK Preferred Stock, have been paid or declared and set apart for payment, the holders of shares of the Series A Exchangeable Preferred Stock and Parity Dividend Stock, including the Series B PIK Preferred Stock, shall be divested of the special voting rights provided by this Section 10, subject to revesting in the event of every subsequent Dividend Non-Payment. Upon termination of such special voting rights, the term of office of each director elected pursuant to this Section 10 by the holders of shares of Series A Exchangeable Preferred Stock and Parity Dividend Stock, including the Series B PIK
Preferred Stock, (a "Preferred Stock Director") shall terminate immediately and the number of directors constituting the entire Board of Directors shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to this Section 10 in the case of the future right of the holders of Series A Exchangeable Preferred Stock to elect Preferred Stock Directors. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of the Series A Exchangeable Preferred Stock and the Parity Dividend Stock, including the Series B PIK Preferred Stock, entitled to vote thereon present at a meeting called for such purpose at which a quorum is present or by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware. So long as a Dividend Non-Payment shall continue, any vacancy in the office of a Preferred Stock Director may be filled by vote of the holders of record of a majority of the outstanding shares of the Series A Exchangeable Preferred Stock and the Parity Dividend Stock, including the Series B PIK Preferred Stock, entitled to vote thereon present at a meeting called for such purpose at which a quorum is present or by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware. As long as a Dividend Non-Payment shall continue, holders of shares of the Series A Exchangeable Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law or this Certificate of Designation with respect to any other matter to be acted upon by the stockholders of the Corporation.

           (c) At any meeting held for the purpose of electing directors at which the holders of outstanding shares of Series A Exchangeable Preferred Stock shall have the right to elect directors as provided in this Section 10, the presence, in person or by proxy, of the holders of at least a majority of the then outstanding shares of Series A Exchangeable Preferred Stock and the Parity Dividend Stock, including the Series B PIK Preferred Stock, on which like voting rights have been conferred and are exercisable shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the Series A Exchangeable Preferred Stock and the Parity Dividend Stock, including the Series B PIK Preferred Stock, present in person or by proxy shall not prevent the election of directors other than those to be elected by the holders of the Series A Exchangeable Preferred Stock and the Parity Dividend Stock, including the Series B PIK Preferred Stock, and the absence of a quorum or quorums of the holders of any class or classes of any stock or other securities of the Corporation other than the Series A Exchangeable Preferred Stock and the Parity Dividend Stock, including the Series B PIK Preferred Stock shall not prevent the election of directors to be elected by the holders of the Series A Exchangeable Preferred Stock and the Parity Dividend Stock, including the Series B PIK Preferred Stock and (ii) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

           (d) So long as any shares of Series A Exchangeable Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least 66 (2)/(3)% of all shares of Series A Exchangeable Preferred Stock and Series B PIK Preferred Stock and other Parity Dividend Stock, voting separately as one class:

                            (i) amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or any terms or provisions of this Certificate of Designation or the by-laws of the Corporation so as to affect adversely the relative rights, preferences, qualifications, limitations, or restrictions of the Series A Exchangeable Preferred Stock; or


                           (ii) authorize or issue, or increase the authorized or issued amount of any Senior Dividend Stock, Senior Liquidation Stock or any security convertible into such Senior Dividend Stock or such Senior Liquidation Stock; or


                          (iii) effect any reclassification of the Series A Exchangeable Preferred Stock.

or, without the consent of the holders of a majority of Series A
Exchangeable Preferred Stock and Series B PIK Preferred Stock and other Parity Dividend Stock, voting separately as one class, authorize or issue, or increase the authorized or issued amount of any additional class of Parity Stock or any security convertible into such Parity Stock.

               Section 11. Registration, Transfer and Exchanges. The Corporation will keep with the registrar and transfer agent of the Series A Exchangeable Preferred Stock, a register in which the Corporation will provide for the registration and transfer of shares of Series A Exchangeable Preferred Stock. Any holder of shares of Series A Exchangeable Preferred Stock may, at its option, in person or by duly authorized attorney, surrender the certificate representing the same for exchange at the registrar and transfer agent (duly endorsed or accompanied, if so required by the Corporation, by a written instrument of transfer duly executed by such holder or his or her duly authorized attorney), and, within a reasonable time thereafter and without expense (other than transfer taxes, if any), receive in exchange therefor one or more duly executed certificate or certificates dated as of the date to which dividends have been paid on the shares of Series A Exchangeable Preferred
Stock so surrendered, or if no dividend has yet been so paid, then dated the date hereof, and registered in such name or names, all as may be designated by such holder, for the same aggregate number of shares of Series A Exchangeable Preferred Stock as represented by the certificate or certificates so surrendered. The Corporation covenants and agrees to take and cause to be taken all action reasonably necessary to effect such registrations, transfers and exchanges. Each share of Series A Exchangeable Preferred Stock issued in exchange for any share shall carry the same rights to unpaid dividends, redemption payments and exchange for Notes which were carried by the share so exchanged, so that neither gain nor loss of any such right shall result from any such transfer or exchange.

               The Corporation and any agent of the Corporation may treat the person in whose name any share of Series A Exchangeable Preferred Stock is registered as the owner of such share for the purpose of receiving payment of dividends, and amounts payable on redemption and liquidation in respect of such share and Notes receivable upon an exchange and for all other purposes.

               Section 12. Definitions. Unless the context or use indicates another or different meaning or intent, as used herein, the following terms shall have the following meanings, terms defined in the singular to have a correlative meaning when used in the plural and vice versa:

               "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for the Common Stock during the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors or the Corporation to appropriately reflect any of the events referred to in clauses (i) through
(v) of Section 8(c).

               "Business Day" shall mean any day other than a Saturday, Sunday or any day on which banking institutions are authorized to close in New York, New York.

               "Closing Price" of any security means on any day the last reported sale price regular way on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices regular way in each case on the New York Stock Exchange, Inc. or, if the security is not quoted on such system, on the principal national securities exchange or quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange Member firm selected from time to time by the Board of Directors for that purpose.

               "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in the definition of "Applicable Price" has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market, provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Series A Exchangeable Preferred Stock continue to exist as outstanding Series A Exchangeable Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Series A Exchangeable Preferred Stock are converted into or exchanged for shares of preferred stock of a corporation succeeding to the business of the Corporation, which preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Series A Exchangeable Preferred Stock.

               "Current Market Price Per Share" shall mean, as to the Common Stock on any date in question, the average of the daily Closing Prices for the five consecutive Trading Days prior to and including the date in question; provided, however, that:

                             (i) if the Ex Date for any event (other than
            the issuance or distribution requiring such computation) that required an adjustment to the conversion price pursuant to subparagraphs (i), (ii), (iii), (iv) or (v) of Section 8(c) ("Other Event") occurs after the fifth Trading Day prior to the day in question and prior to the Ex Date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the Ex Date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event,

                            (ii) if the Ex Date for any Other Event occurs
            after the Ex Date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the Ex Date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event,

                           (iii) if the Ex Date for any Other Event occurs
            on the Ex Date for the Current Event, one of those events, as determined by the Corporation, shall be deemed for purposed of clauses (i) and (ii) of this proviso to have an Ex Date occurring prior to the Ex Date for the other of those events, and

                            (iv) if the Ex Date for the Current Event is on
            or prior to the date in question, then after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such Ex Date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of Section 8(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock.

               "Ex Date" shall mean (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

               "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) provided, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average per share consideration which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets.

               "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

               "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in clauses (i) through (v) Section 8(c); provided, however, that if no such Closing Prices exist, the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Corporation.

               "Reference Market Price" shall mean $2.50 (which is an amount equal to 66 2/3% of the reported last sale price for the Common Stock on the New York Stock Exchange on May 21, 1997) and in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same ratio of $2.50 to the initial conversion price specified in the first sentence of Section 8.

               "Trading Day" shall mean a day on which securities traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

               IN WITNESS WHEREOF, LABORATORY CORPORATION OF AMERICA HOLDINGS has caused this Certificate to be signed by one of its Executive Vice
President and to be attested to by its Secretary, as of the     day of
1997.


                                    LABORATORY CORPORATION
                                      OF AMERICA HOLDINGS




                                    By_____________________________________
                                       Name:  Wesley R. Elingburg
                                       Title: Executive Vice President,
                                              Chief Financial Officer and
                                                Treasurer






Attest___________________________
        Name:  Bradford T. Smith
        Title: Secretary